Cardinal Infrastructure Group Inc. Announces First Quarter 2026 Results and Raises 2026 Outlook

Raleigh, NC – May 12, 2026 – Cardinal Infrastructure Group Inc. (NASDAQ: CDNL) (“Cardinal” or the “Company”), today announced first quarter 2026 financial results and raised guidance for the full year 2026.

First Quarter Highlights*:

•
Revenue of $167.5 million; up 105% in total or 64% organically year-over-year
•
Net income of $11.5 million; up 73% from first quarter 2025
•
Adjusted EBITDA of $26.8 million, up 84% year-over-year
•
Backlog as of March 31, 2026 was $854 million, up 60% from the prior year

*See “Non-GAAP Financial Measures” below for a discussion of our use of Non-GAAP financial measures in this release and reconciliations to the most directly comparable GAAP financial measures.

“Cardinal delivered an exceptional first quarter," said Jeremy Spivey, Cardinals’ Chairman and Chief Executive Officer. "Revenue grew significantly year over year, backlog reached an all-time high and ALGC has made strong contributions from day one. With results ahead of our expectations on a strong start to the year and the solid visibility we have into the year ahead, we are raising our full-year revenue guidance.”

"Our vertical integration model is winning work that broadens our end market mix in a real way, including the data center project we announced, and a series of manufacturing and industrial awards added to backlog this quarter. The bidding environment across our markets remains robust and our M&A pipeline is the most active it has ever been. The runway in front of Cardinal is significant, and we are focused on executing for our customers and our shareholders.”

First Quarter Results:

Cardinal reported revenue of $167.5 million for the first quarter 2026, an increase of $86 million, or 105%, compared to $81.8 million in the first quarter of 2025. Growth was driven by 64% organic expansion alongside strong contributions from our 2025 acquisitions and A.L. Grading Contractors (ALGC), which closed mid-February 2026. These results reflect growth in all regions across our footprint, as well as the diversification of our end-market mix, with continued strength in residential alongside expanding contributions from commercial, manufacturing and industrial projects.

Gross profit for the quarter was $24.9 million, or 14.9% gross profit margin, compared to $9.9 million and 12.1% in the prior year. The 280-basis point increase in margins reflects strong cost control, scale benefits across higher revenue volumes and disciplined project execution across our core markets. Adjusted gross profit was $34.2 million, or 20.4% adjusted gross profit margin, an increase of approximately $18 million or 20 basis points year-over-year.

Net income increased 73% to $11.5 million, compared to $6.6 million in 2025. EBITDA was $24.0 million for the quarter, representing an EBITDA Margin of 14.4%, compared to $14.3 million and 17.4% in the prior year. Adjusted EBITDA for first quarter was $26.8 million, reflecting Adjusted EBITDA margin of 16.0%, compared to $14.6 million and 17.8% in the first quarter of 2025. Adjusted EBITDA margins reflect the increase in gross profit, offset by acquisition-related costs and increased general and administrative expenses related to annual public company costs, including audit and reporting cycle expenses.

Backlog
Cardinal's total backlog as of March 31, 2026, was $854 million, a 60% increase from $532 million as of March 31, 2025. The expansion reflects strong bid activity and continued project award momentum across each of Cardinal's core markets, along with the addition of ALGC.

Balance Sheet
As of March 31, 2026, Cardinal had $44.0 million in cash and cash equivalents, compared to $22.8 million in cash and cash equivalents at the end of the prior year. Capital expenditures for the quarter ended March 31, 2026, were $9.3 million, excluding acquisitions, compared to $10.3 million in 2025.

2026 Consolidated Guidance

Cardinal today increased outlook for the full year 2026:

•
Revenue in the range of $675 million to $685 million; up from the previous range of $665 million to $678 million
•
Adjusted EBITDA margin of 20%+

The Company’s 2026 guidance reflects management’s current expectations for organic growth and project execution across its core markets and includes the expected contribution of ALGC following the close of that acquisition on February 18, 2026. The guidance is based on current economic conditions and assumes no significant changes in the overall economy or other conditions in the Southeastern United States in 2026. The guidance does not include the potential impact of any future acquisitions, significant weather events or other items outside the ordinary course of business. See “Forward-Looking Statements” below.

Conference Call

Cardinal management will discuss results and outlook during its quarterly investor conference call today starting at 10:30 a.m. ET. The call and accompanying slide presentation will be webcast on the “Events & Presentations” section of Cardinal’s website. A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.

About Cardinal
Cardinal Infrastructure Group Inc. (NASDAQ: CDNL) is one of the Southeast's fastest-growing, full-service infrastructure service providers. The Company delivers integrated civil and site development solutions across high growth markets through a self-performing model supported by skilled labor, specialized fleets and market leading subsidiaries. This model enables efficient, turnkey project execution at scale while maintaining focus on building long-term client relationships. Cardinal's strategy is grounded in operational discipline, market expansion and a commitment to integrity from the ground up.

Contacts

Emily Lear – Director of Investor Relations

Elear@CardinalCivil.com

(984)267-3821

Liz Hester – Director of Marketing and Public Relations

LHester@CardinalCivil.com

(984)202-4236

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company's future performance. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These statements involve risks and uncertainties and Cardinal’s actual results could differ materially from the results expressed or implied by such forward-looking statements. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on Cardinal’s administrative, operational and financial resources, fluctuations in Cardinal’s revenue and the concentration of Cardinal’s business in the Southeastern United States. Cardinal has based these forward-looking statements largely on its current expectations and projections regarding future events and trends that it believes may affect its business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in Cardinal’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), and elsewhere in the Annual Report. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Cardinal cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. Although forward-looking statements reflect the good faith beliefs of Cardinal’s management at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

Cardinal undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law. These cautionary statements qualify all forward-looking statements attributable to Cardinal or persons acting on its behalf.

Cardinal Infrastructure Group Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended March 31,
	2026	2025
Revenues	$167,508,716	$81,801,265
Cost of revenues, excluding depreciation and amortization	133,319,083	65,277,978
General and administrative	10,142,131	2,125,970
Depreciation expense	5,702,410	5,071,341
Amortization expense	3,567,348	1,527,500
(Gain) on disposal of property and equipment	(2,397)	(110,945)
Income from operations	14,780,141	7,909,421
Other expense:
Interest expense, net	(2,245,876)	(1,026,276)
Other expense, net	—	(241,400)
Total other expense, net	(2,245,876)	(1,267,676)
Net income before taxes	12,534,265	6,641,745
Income tax expense	(1,053,229)	—
Net income	11,481,036	6,641,745
Less: Net income attributable to noncontrolling interests	8,062,598	1,164,764
Net income attributable to Cardinal Infrastructure Group Inc.	$3,418,438	$5,476,981
	Three months ended March 31, 2026
Earnings per share(1):
Basic	$0.23
Diluted	$0.23
Weighted average shares of Class A common stock outstanding(1):
Basic	15,104,788
Diluted	15,126,679

(1) Represents earnings per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period following the recapitalization transactions and IPO

Cardinal Infrastructure Group Inc.

Condensed Consolidated Balance Sheet (Unaudited)

	March 31, 2026 (unaudited)	December 31, 2025
ASSETS
Current assets:
Cash	$43,982,867	$97,149,425
Accounts receivable, net	96,631,099	61,282,268
Contract assets	85,238,241	54,894,260
Prepaid expenses	1,686,826	1,892,615
Other assets	540,049	432,584
Total current assets	228,079,082	215,651,152
Property and equipment, net	125,541,991	84,901,602
Operating lease right-of-use assets	20,438,873	8,929,742
Goodwill	128,619,937	23,510,649
Intangible assets, net	109,046,343	15,513,692
Deferred tax assets	45,095,262	46,080,518
Other non-current assets	430,427	—
Total assets	$657,251,915	$394,587,355
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of notes payable	$10,129,136	$6,128,674
Current portion of finance lease liabilities	3,487,722	3,349,359
Current portion of operating lease liabilities	5,455,264	3,814,686
Accounts payable	94,734,950	60,600,099
Accrued expenses	8,172,033	2,956,314
Deferred consideration payable	200,001	3,966,618

	March 31, 2026 (unaudited)	December 31, 2025
Contract liabilities	9,669,372	10,831,564
Other current liabilities	22,178	—
Total current liabilities	131,870,656	91,647,314
Notes payable, less current portion, net of unamortized debt issuance costs	185,898,921	113,152,864
Finance lease liabilities, less current portion	4,993,315	4,974,309
Operating lease liabilities, less current portion	17,255,749	5,851,516
Tax receivable agreement liability	39,423,529	39,423,529
Contingent consideration	15,254,000	—
Other non-current liabilities	554,159	—
Total liabilities	395,250,329	255,049,532
Stockholders' equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of March 31, 2026 and December 31 2025	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized; 15,292,984 and 14,947,318 shares issued and outstanding as of March 31, 2026 and December 31 2025, respectively	1,530	1,495
Class B common stock, $0.0001 par value, 500,000,000 shares authorized; 27,573,875 and 23,387,813 shares issued and outstanding as of March 31, 2026 and December 31 2025, respectively	2,757	2,339
Additional paid-in capital	66,275,188	57,593,814
Retained earnings	4,282,031	863,593
Accumulated other comprehensive loss	(151,904)	—
Noncontrolling interests	191,591,984	81,076,582
Total stockholders’ equity	262,001,586	139,537,823
Total liabilities and stockholders’ equity	$657,251,915	$394,587,355

Cardinal Infrastructure Group Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$11,481,036	$6,641,745
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	5,702,410	5,071,341
Amortization of debt issuance costs	130,328	—
Amortization of other intangible assets	3,567,348	1,527,500
(Gain) loss on disposal of property and equipment	(2,397)	(110,945)
Noncash stock compensation	191,852	—
(Earnings) losses from investments in unconsolidated affiliates	—	(47,204)
Provision for deferred income taxes	1,031,051	—
Changes in operating assets and liabilities:
Accounts receivable, net	(18,417,868)	3,429,615
Contract assets	(19,716,683)	(1,273,858)
Prepaid expenses	642,344	(201,690)
Other assets	249,389	(1,596,519)
Accounts payable	22,586,565	789,417
Accrued expenses	3,902,484	(517,531)
Contract liabilities	(2,053,018)	(1,619,189)
Other liabilities	22,178	—
Net cash provided by operating activities	9,317,019	12,092,682
Cash flows from investing activities:
Proceeds from the sale of property and equipment	56,214	144,011
Purchases of property and equipment	(9,317,980)	(10,372,126)

	Three months ended March 31,
	2026	2025
Acquisitions, net of cash acquired	(125,532,857)	(13,992,969)
Net cash used in investing activities	(134,794,623)	(24,221,084)

Cash flows from financing activities:
Proceeds from notes payable	80,000,000	21,736,705
Principal payments on notes payable	(2,545,308)	(4,280,528)
Payment of debt issuance costs	(838,501)	—
Principal payments on finance lease obligations	(538,528)	(599,006)
Payments of deferred consideration	(3,766,617)	—
Member distributions	—	(2,865,337)
Net cash provided by (used in) financing activities	72,311,046	13,991,834
Net change in cash	(53,166,558)	1,863,432
Cash
Beginning of period	97,149,425	20,917,108
End of period	$43,982,867	$22,780,540

Non-GAAP Measures

Cardinal present results of operations in a way that it believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use Company financial information to evaluate performance. Some of these financial measures are not prepared in accordance with generally accepted accounting principles (“Non-GAAP”) under Securities and Exchange Commission (“SEC”) rules and regulations. For example, in this press release, Cardinal presents Organic Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin, all of which are Non-GAAP financial measures as defined ” in Cardinal’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), and elsewhere in the Annual Report. These Non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be substitutes for any GAAP financial measures, including net income, and, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance.

In addition, these Non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Therefore, Non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

Reconciliation to Non-GAAP Measures

The table directly below reconciles Adjusted Gross Profit to Gross Profit, the most directly comparable GAAP measure and shows Gross Profit calculated as revenues less cost of revenues (excluding depreciation and amortization) and depreciation and amortization expense. While Gross Profit is not presented as a separate line item or subtotal in our financial statements, we present Gross Profit in the table below solely to facilitate the reconciliation of Adjusted Gross Profit, a Non-GAAP measure, to the most directly comparable GAAP measure.

	Quarter ended March 31,
	2026	2025
Revenues	$167,508,716	$81,801,265
Cost of revenues, exclusive of depreciation and amortization shown separately	(133,319,083)	(65,277,978)
Depreciation and amortization expense	(9,269,758)	(6,598,841)
Gross Profit	$24,919,875	$9,924,446
Depreciation and amortization expense	9,269,758	6,598,841
Adjusted Gross Profit	$34,189,633	$16,523,287
Gross Profit Margin %	14.9%	12.1%
Adjusted Gross Profit Margin %	20.4%	20.2%

We define EBITDA as net income for the period adjusted for interest expense, net income tax expense, depreciation and amortization expense. Adjusted EBITDA further adjusts EBITDA for certain expenses associated with non-routine , including (i) transaction fees and acquisition-related costs incurred in connection with acquisitions and planned acquisitions (ii) non-routine costs associated with legal matters in which the Company is a defendant, (iii) certain consulting and recruiting costs related to acquisitions and public company readiness, (iv) non-routine revenue impact from customer claims, (v) non-routine loss on extinguishment and refinancing costs, (vi) stock-based compensation, (vii) non-routine IPO related travel and compensation, and (viii) other non-routine gains and charges that we do not believe reflect our underlying business performance. We define EBITDA Margin as EBITDA as a percentage of revenue, and Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. The following table provides a reconciliation of net income and net income margin, the most closely comparable GAAP financial measure, to EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin:

	Quarter ended March 31,
	2026	2025
Net income	$11,481,036	$6,641,745
Interest expense, net	2,245,876	1,026,276
Income tax expense	1,053,229	—
Depreciation and amortization expense	9,269,758	6,598,841
EBITDA	$24,049,899	$14,266,862
Transaction fees and acquisition-related costs(1)	2,318,645	155,227
Legal matters(2)	—	—
Transition and consulting arrangements(3)	117,832	150,000
Customer claims(4)	—	—
Loss on extinguishment and refinancing costs(5)	—	—
Stock-based compensation	191,852	—
Non-recurring IPO related travel and compensation	–	—
Other(6)	121,739	486
Adjusted EBITDA	$26,799,967	$14,572,575
Net Income Margin(7)	6.9%	8.1%
EBITDA Margin(7)	14.4%	17.4%
Adjusted EBITDA Margin(7)	16.0%	17.8%

(1)
Represents transaction fees and acquisition-related costs incurred in connection with acquisitions and planned acquisitions.
(2)
Represents costs associated with legal matters in which the Company is a defendant.
(3)
Represents certain consulting and recruiting costs related to acquisitions and public company readiness.
(4)
Represents revenue impact from customer claims.
(5)
Represents financing and extinguishment-related expenses.
(6)
Represents certain other gains and charges that we do not believe reflect our underlying business performance.
(7)
Calculated as a percentage of revenue.

We are not able to provide the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the forward-looking guidance of estimated Adjusted EBITDA Margin without unreasonable effort due to the inherent uncertainty and difficulty in predicting the timing and amount of certain items, including but not limited to amortization of intangible assets and depreciation, which may be significant and difficult to project with a reasonable degree of accuracy, as the allocation of purchase price to intangible assets and property and equipment has not yet been performed. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond our control, we are also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.

We define Organic growth as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months divided by prior year sales. This Non-GAAP measure, as reconciled to GAAP below, is considered relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of the acquisition-related and other charges and ensures appropriate comparability to operating results of prior periods. The following table provides a reconciliation of the Non-GAAP financial measure, Organic Growth, to the most closely comparable GAAP financial measure, GAAP Revenue Growth:

GAAP Revenue Growth		Acquisitions		Divestitures		Non-GAAP Organic Revenue Growth
105%	–	41%	+	0%	=	64%